Exhibit H

                                AMENDMENT NO. 1
                       TO REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT No. 1 (this "Amendment") to the Registration Rights Agreement dated as of February 12, 2001 (the "Agreement") by and between Infineon Technologies AG, a German stock corporation ("Infineon"), and Ramtron International Corporation, a Delaware corporation (the "Company"), is dated as of March 28, 2002, and is being entered into by and between Infineon and the Company.

                                  RECITALS

WHEREAS, Infineon and the Company entered into the Agreement in order to provide Infineon with certain registration rights with respect to shares of the Company's Common Stock purchased by Infineon pursuant to the Share Purchase Agreement dated December 14, 2000 (the "Purchase Agreement"), by and between Infineon and the Company;

WHEREAS, concurrently herewith, Infineon and the Company are consummating a transaction pursuant to which Infineon has agreed, among other things, to purchase additional securities of the Company which are, respectively, convertible into and exercisable for shares of the Company's Common Stock and the Company has agreed, among other things, to register such shares of Common Stock on the same terms and conditions as the Company agreed to register the shares of Common Stock purchased by Infineon under the Purchase Agreement; and

WHEREAS, Infineon and the Company wish hereby to amend the Agreement so that the registration rights contained therein also apply to the shares of the Company's Common Stock into and for which the securities being purchased by Infineon concurrently herewith are, respectively, convertible and exercisable.

NOW, THEREFORE, in consideration of the foregoing recitals, the following covenants and promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Agreement as follows:

                                       AGREEMENT

1.  Definitions

Unless otherwise defined herein, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement, and references to "Section" or "Sections" herein are references to the specified sections of the Agreement.

2.  Amendments

    2.1 Section 1 - "Registrable Securities". The first sentence of the definition of "Registrable Securities" in Section 1 of the Agreement is hereby amended and restated to read in its entirety as follows:


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         "Registrable Securities" shall mean all or any portion of the Shares,
         Conversion Shares, and Warrant Shares (each of the Conversion Shares and Warrant Shares as defined in the Securities Purchase Agreement) beneficially owned by a Holder of such shares.

    2.2 Section 1 - "Securities Purchase Agreement". A new definition for the term "Securities Purchase Agreement" is hereby added to Section 1 of the Agreement to read in its entirety as follows:

         "Securities Purchase Agreement" shall mean the Securities Purchase Agreement dated as of March 14, 2002, entered into by and between Infineon and the Company.

3.  Effect of Amendments

Except as expressly modified by the provisions of this Amendment, the Agreement and all of the terms, provisions and conditions thereof shall for all purposes remain unchanged, and in full force and effect, and are approved, ratified and confirmed, and from and after the date hereof all references to the Agreement in any other agreement to which any of the undersigned are parties shall mean the Agreement as amended hereby.

4.  Counterparts

This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date set forth in the preamble hereof.

INFINEON TECHNOLOGIES AG                  RAMTRON INTERNATIONAL
                                          CORPORATION


By  /S/ Klaus Fleischmann                 By /S/ William W. Staunton, III
   -------------------------                 ----------------------------
Name:  Klaus Fleischmann                  Name:  William W. Staunton, III
Title:  Sr. Director                      Title:  CEO

By  /S/ Dr. Michael Majerus
  -------------------------
Name:  Dr. Michael Majerus
Title:  Vice President
        Business Administration
        Memory Products Group


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